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Attached to and made part of Group Annuity Contract No. AC 6059 ("Contract")

between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Equitable")

and

THE CHASE MANHATTAN BANK, N.A. (formerly United States Trust Company of New
York) ("Contract Holder"), as Trustee under the Members Retirement Trust of The Equitable Life Assurance Society of the United States and the Pooled Trust for Association Members Retirement Plans of The Equitable Life Assurance Society of the United States


                                  Rider No. 5


IT IS HEREBY AGREED that said Contract is amended, effective July 1, 1997, as set forth below and any and all contrary provisions of the Contract shall be considered to have been replaced to conform with the provisions of this Rider:



1.   The following definitions are added after the definition "Master Trust":

     MFS Research Fund - the Funding Account maintained for the Plan as part of the MFS Research Investment Division of Separate Account No. 66.

     Merrill Lynch World Strategy Fund- the Funding Account maintained for the Plan as part of the Merrill Lynch World Strategy Investment Division of Separate Account No. 66.


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2.   The following definition is added after the definition "Separate Account
     Unit Value":

     T. Rowe Price Equity Income Fund - the Funding Account maintained for the Plan as part of the T. Rowe Price Equity Income Investment Division of Separate Account No. 66.

3. The following definition is added after the definition "Variable Annuity Unit Value":

     Warburg Pincus Small Company Value - the Funding Account maintained for the Plan as part of the Warburg Pincus Small Company Value Investment Division of Separate Account No. 66.


4.   The definition of "Funding Account" is amended to read as follows:

     Funding Account - an account maintained under Article II to which contributions to the Trusts are allocated and which is adjusted to reflect interest, income, gains, losses, penalties, expenses, charges and fees. As of August 1, 1997, the following Funding Accounts are maintained: the Three-Year Weekly GRA, the Five-Year Weekly GRA, the Money Market Guarantee, the Aggressive Equity Fund, the Growth Equity Fund, the Balanced Fund, the Global Fund, the Conservative Investors Fund, the Growth Investors Fund, the MFS Research Fund, the Merrill Lynch World Strategy Fund, the T. Rowe Price Equity Income Fund, and the Warburg Pincus Small Company Value Fund,.


5.   The definition of "Investment Division" is amended to read as follows:

     Investment Division - any one of the individual investment divisions of Separate Account No. 51 and Separate Account No.66, each having its own investment objectives, policies and restrictions.

6.   The definition of "Separate Account" is amended to read as follows:

     Separate Account - the following Separate Accounts, which have been established by Equitable pursuant to the Insurance Law of the State of New York, are or will be used to fund benefits under the Trusts:

          Pooled Separate Account No. 4 - the Growth Equity Fund
          Pooled Separate Account No. 3 - the Aggressive Equity Fund Pooled Separate Account No. 10 - the Balanced Fund


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          Pooled Separate Account No. 51 - the Hudson River Trust Funds
          Pooled Separate Account No. 66 - the EQ Advisors Trust Funds

     The assets of a Separate Account are Equitable's property; however, the portion of such assets equal to the reserves and other contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer to any other Separate Account or to its general account the amounts held for variable annuities in its Pooled Separate Account No. 4 that are in excess of the reserves required for such annuities and other contract liabilities.


7. The following definition is added after the definition "Separate Account No. 51":

     Separate Account No. 66 - a pooled Equitable Separate Account that has four Investment Divisions, which are: the MFS Research Division, the Merrill Lynch World Strategy Division, the Warburg Pincus Small Company Value Division and the T. Rowe Price Equity Income Division.

8. The definition of "Separate Account Unit Value" is amended to read as follows:

     Separate Account Unit Value - the value of a Unit in a Separate Account or Investment Division. The Separate Account Unit Value with respect to a Separate Account or Investment Division is established as of the first day that Separate Account or Investment Division is offered as a Funding Account and is thereafter determined as of the close of business on each Business Day and is equal to the Separate Account Unit Value on the last Business Day of the preceding month multiplied by the net change factor for the current Business Day. The net change factor for any Business Day is equal to (i) the gross unit value for the Separate Account or Investment Division for that Business Day divided by such gross unit value for the last Business Day of the preceding month, minus (ii) the charge to the Separate Account or Investment Division for the daily accrual of fees and expenses, multiplied by the number of days since the end of the preceding month. The gross unit value for a Separate Account or Investment Division for any Business Day shall be such gross unit value for the preceding Business Day multiplied by the net investment factor, where the net investment factor is (i) the value of the Separate Account or Investment Division on such preceding Business Day, plus the investment income and capital gains, realized and unrealized, for the Business Day for which the net investment factor is being calculated, minus the capital losses, realized and unrealized, for that Business Day, divided by (ii) the value of the Separate Account or Investment Division on the preceding Business Day.



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     The Separate Account Unit Value for the Growth Equity Fund as of December
     27, 1984 was $42.065868. The Separate Account Unit Values for the Aggressive Equity Fund and the Balanced Fund were $10.00 as of May 1, 1985, the first day those Separate Accounts were offered as Funding Accounts. The Separate Account Unit Values for each of the Global Fund, the Conservative Investors Fund and the Growth Investors Fund shall be $10.00 on July 1, 1993, the first day these Investment Divisions were offered as Funding Accounts. The Separate Account Unit Values for each of the MFS Research Fund, the Merrill Lynch World Strategy Fund, the T. Rowe Price Equity Income Fund and the Warburg Pincus Small Company Value Fund shall be $10.00 on August 1, 1997, the first day these Investment Divisions will be offered as Funding Accounts.

     For purposes of this definition, the value of a Separate Account or Investment Division shall be the aggregate fair market value of all its assets, or, to the extent that the fair market value of certain assets cannot be easily ascertained, their fair value as determined by Equitable in accordance with accepted accounting practices and applicable law and regulations.


10.  Section 2.7 is amended to read as follows:

     2.7 Three Separate Accounts -- the Growth Equity Fund, the Aggressive Equity Fund and the Balanced Fund and three Investment Divisions of Separate Account No. 51 -- the Global Fund, the Conservative Investors Fund and the Growth Investors Fund -- are available as Funding Accounts. Other Investment Divisions of Separate Account No. 51 may be made available in the future.

     As of August 1, 1997, four Investment Divisions of Separate Account No. 66 -- the MFS Research Fund, the Merrill Lynch World Strategy Fund, the
     T. Rowe Price Equity Income Fund and the Warburg Pincus Small Company Value Fund will be available as Funding Accounts. Other Investment Divisions of Separate Account No. 66 may be made available in the future.


     Amounts allocated to a Separate Account or Investment Division shall be invested in accordance with the stated objectives of that Separate Account or Investment Division. Equitable shall make no guarantee of principal or income for amounts allocated to a Separate Account or Investment Division. Whenever an amount is allocated to or withdrawn from a Separate Account or Investment Division, the Separate Account or Investment Division shall be credited or charged with the number of Units determined by dividing such amount by the Separate Account Unit Value as of the date of the contribution, transfer or withdrawal. The number of Units in the Separate Account or Investment Division on any Business Day shall be equal to the number of such Units on the preceding Business Day, plus the


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     number of Units credited to the Separate Account or Investment Division and minus the number of Units withdrawn from the Separate Account or Investment Division on that Business Day. The aggregate amount held in a Separate Account or Investment Division on any Business Day shall be equal to the number of Units in that Separate Account or Investment Division on that Business Day multiplied by the Separate Account Unit Value on that Business Day.


11.  A new Section 2.7B is added to read as follows:

     2.7B Contributions and transfers to the MFS Research Fund, the Merrill Lynch World Strategy Fund, the T. Rowe Price Equity Income Fund and the Warburg Pincus Small Company Value Fund and shall be invested in Units of the corresponding Investment Division of Separate Account No. 66, which will in turn invest in shares of the corresponding portfolio of The EQ Advisors Trust. The EQ Advisors Trust is registered under the Investment Company Act of 1940 as a series type, open-end diversified management investment company which invests the variable product assets of insurance company separate accounts. Each portfolio of the EQ Advisors Trust is a separate investment portfolio with its own investment objectives, policies and restrictions. As of July 1, 1997, there are twelve investment portfolios in the EQ Advisors Trust: the T. Rowe Price International Stock Portfolio, the T. Rowe Price Equity Income Portfolio, the EQ/Putnam Growth & Income Value Portfolio, the EQ/Putnam International Equity Portfolio, the EQ/Putnam Investors Growth Portfolio, the EQ/Putnam Balanced Portfolio, the MFS Research Portfolio, the MFS Emerging Growth Companies Portfolio, the Morgan Stanley Emerging Markets Equity Portfolio, the Warburg Pincus Small Company Value Portfolio, the Merrill Lynch World Strategy Portfolio and the Merrill Lynch Basic Value Equity Portfolio.

12.  Section 2.8 is amended to read as follows:

     2.8 Equitable is the investment manager (as defined in Section 3(38) of the Employee Retirement Income Security Act) for its Separate Account Nos. 3, 4 and 10. Equitable hereby acknowledges that it is a fiduciary with respect to any assets of the Trusts that are allocated to any such Separate Account. Equitable shall not be the investment manager of the shares of The Hudson River Trust allocated to Separate Account No. 51, it being understood that the only assets of Separate Account No. 51 shall be shares of said Trust. Equitable shall not be the investment manager of the shares of the EQ Advisors Trust allocated to Separate Account No. 66, it being understood that the only assets of Separate Account No. 66 shall be shares of said Trust.



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NEW YORK, NEW YORK,

FOR THE CONTRACT HOLDER:          FOR THE EQUITABLE:
-----------------------           -----------------


By                                 By
  --------------------------         --------------------------------------
                                      Chairman of the Board


Title                              By
     -----------------------         --------------------------------------
                                      President and Chief Executive Officer


Dated                              By
     -----------------------         --------------------------------------
                                      Vice President and Secretary


At                                 By
  --------------------------         --------------------------------------
         Head Office                  Assistant Registrar


                                   Date of Issue
                                                ---------------------------

0154a

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